                                                                      EXHIBIT 21




                                          Subsidiaries of Registrant
                                          --------------------------


     The Company has the following subsidiaries, all of which are wholly owned and included in the consolidated financial statements.
                                                                   State or Country
Name of Subsidiary                                                 of Incorporation
- ------------------                                                 ----------------
Brush Wellman GmbH                                                  Germany

Brush Wellman (Japan), Ltd.                                         Japan

Brush Wellman Limited                                               England

Technical Materials, Inc.                                           Ohio

Tegmen Corp.                                                        New York

Williams Advanced Materials Inc.                                    New York

Williams Advanced Materials PTE Ltd.                                Singapore